SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-KA




             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported) August 8, 1996



                        MARKET DATA CORP.
     (Exact name of registrant as specified in its charter)


      TEXAS                33-22264-FW         76-0252235
(State or jurisdiction    (Commission        (I.R.S. Employer
of incorporation)          File Number)      Identification No.)


14505 TORREY CHASE BLVD. SUITE 410, HOUSTON, TX        77014
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (713) 586-8686


Item 5.   Other Items

The following items are pertinent to Renet Financial Corporation, which was acquired as a subsidiary of registrant.

1.  Financial Statements dated June 30, 1996, from Renet
Financial Corporation.

2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion should be read in conjunction with the attached unaudited subsidiary financial statements for the fourth quarter, ending June 30, 1996, (see exhibit 99).

Financial Results of Operations

Total revenues for Renet Financial Corporation decreased to $645,498 in the quarter ended June 30, 1996, from $1,231,926 in the quarter ended June 30, 1995, a decrease of 48%. This was due to the changing loan market away from the refinance market to a weak real estate market in California. The change was brought about with increases in interest rates and a weak California economy. In addition, a major factor in reduction in revenues was the loss of HUD approvals and the subsequent loss of the warehouse lending line of credit. (See discussion below).

Operating expenses decreased to $738,962 for the quarter ending June 30, 1996, compared to $969,925 for the quarter ending June 30, 1995, a decrease of 23.8%. The Company downsized during this period by closing branch offices. Commissions paid decreased 42% from $457,656 to $261,084. Salaries decreased 13.7% from $211,984 to $182,902. The employee costs did not come down as rapidly as other expenses, because of the cost of termination including accrued vacation pay and other benefits.

A net loss resulted for the quarter of $(160,520) as compared to a net profit of $75,826 for the prior year's quarter ending June
30, 1995. The loss was due to the drop in revenues and the cost of office closings during the period.

Business Operations

During the quarter the company continued to experience losses.
On May 28, 1996, Renet received a Notice of Withdrawal of HUD Title II lender approval for a period of three years. The main reason for the withdrawal was the failure to pay and the late payment of UFMIP funds. In addition, the letter stated that HUD intends to assess $50,000 in civil penalties for these violations of HUD regulations. The Company had 30 days in which to request a hearing in regards to HUD's action, and did so. The hearing date has not been set as yet.

Upon Renet's announcement of HUD's action, Renet's warehouse lender, Imperial Credit Industries, canceled Renet's warehouse line of credit and requested that all loans held for sale be promptly sold off. In addition, Imperial Credit Industries verbally notified Renet that it would not forward any proceeds of the sales of its loans until all the loans were sold. To date twenty loans have been sold, but seven loans remain. Because of Imperial Credit Industries restricting the cash flow out of the warehouse line, several small collection demands and suits have been commenced against Renet for $3,000 to $20,000.

Management's action to counter these was to close all remaining branch offices and reduce staffing and consolidate operations to the main office in Orange, California. In addition, the funding division was closed. The funding division required significant working capital and recently generated operating losses. Renet remains a broker of loans and is table funding some loans with its lenders. These actions should move us toward operating profits by the end of this quarter.

On July 26, 1996, the California Department of Real Estate completed an audit (as a result of the HUD action) and made specific findings which management believes may lead to a "Cease and Desist" order based on unpaid MIP's. The audit found $197,077.41 unpaid as of June 30, 1996, based on Renet's accounting. On July 27, 1996, Management presented the auditors with a letter of corrective actions. This included that some of the amounts had already been subsequently paid and that all of the remaining amounts will be paid by August 15, 1996, by agreement with Homeside Lending and other lenders who will advance the funds of Renet's behalf. Each of the lenders has submitted demands to Renet for the repayment of the amounts advanced as follows:

Countrywide Funding on July 26, 1996, sent a letter to Renet demanding payment of $30,707 plus late fees of $1,381.85 for MIP advances.

First Nationwide Mortgage has demanded $67,424 which is the remaining balance on funds advanced for MIP's.

First Plus is advancing $17,000 on behalf of Renet and Renet will sign a note for that amount. Homeside Mortgage is advancing the balance plus late charges and fees ($140,000 estimated), and should make its demand shortly.

First Nationwide, On July 19, 1996, demanded repurchase by Renet of loans totaling $336,456. The reason is that these loans had late payment of MIP's and FHA will not issue insurance unless the borrower's payments are on time. If there is a late payment, FHA requires a period of six months with no late payments to insure the loan. Renet has asked First Nationwide for the payment history and status of each loan to determine if and when they may be insured to determine if they may be resold to another lender. Such action would result in a market loss on the face amount of the loans, the amount is yet undetermined. Renet may be subject to other loan repurchase liabilities in the normal course of business and in particularly on the FHA loans with late MIP payments. HUD loans represented 15% of the loan volume of Renet in the past year.

The loss of HUD approval does not directly affect Renet's franchisees, because they were not allowed to do FHA loans by HUD under a 1991 agreement with Renet. The Renet franchisees continue to broker loans to their lender of choice as they have in the past. Renet's efforts will be to concentrate on supporting the franchisees and their marketing efforts. Renet will also continue its wholesale and retail loan marketing in its high loan to value market niche.

Capital

The Company is aggressively pursuing raising additional capital. Currently, management is in negotiation with a Southern California investment advisor for the purposes of obtaining a bridge loan, leading to a private offering to raise capital for the expansion of the marketing of franchises and the geographic expansion of the wholesale operation. Management anticipates that the capital raising should take place before the end of this year. The funds from the offering will allow the Company to expand its market share and, in turn, expand revenues. The Company will also receive the necessary funds to settle the payable as described above. Should the Company be unable to raise additional capital, its ability to repay the above obligations would be limited to earnings and the payment of accounts receivable.

The Company is also in negotiation with a California CPA firm to complete the current audit and to maintain the necessary SEC filings in a timely manner. This should be finalized by August 9, 1996. Within the same period, the Company will be hiring a new California based SEC attorney to assist in all filings.


Item 6.  Resignations of Registrant's Directors

1. On June 11, 1996, David P. LaPuma resigned as a Director of the Company and as an officer and director of Renet Financial Corporation so that he could pursue other interests. He remains available as a consultant to the Company as needed (see exhibit
17).

2. On August 7, 1996, Steven C. Naremore resigned as a Director and as an officer of Market Data Corp. in a disagreement with the board over the disclosure and consequences of the HUD approval withdrawal within the Renet Financial Corporation (see exhibit
17).

3. On August 7, 1996, Janice S. Whalen resigned as a Director and as an officer of Market Data Corp. in a disagreement with the board over the disclosure and consequences of the HUD approval withdrawal within the Renet Financial Corporation (see exhibit
17).



                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Market Data Corp.
                                       (Registrant)

8/9/96                                 Michael F. Pope
                                       (Signature)

8/9/96                                 Philip C. LaPuma
                                       (Signature)